AMENDMENT

to the

REINSURANCE AGREEMENTS

(as listed in the attached Agreement Exhibit and hereinafter collectively referred to as the “Agreements”)

between

THRIVENT FINANCIAL FOR LUTHERANS

Appleton, Wisconsin

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY

Chesterfield, Missouri

(hereinafter referred to as the “Reinsurer”)

This Amendment is Effective December 1, 2024

CLAIMS DOCUMENT REDUCTION PROGRAM

As of the effective date of this Amendment, the Agreements are hereby subject to the terms and provisions of the Claims Document Reduction Program (“the Program”) below, which replaces the previous Claims Document Reduction Program it its entirety. The claims provisions of the Agreements notwithstanding, under the Program eligible death claims submitted by the Ceding Company to the Reinsurer are not required to be accompanied by claim papers, beneficiary claimant statements, death certificates, investigative papers and other claims documentation where the policy face amount is $1,000,000 or less.

The Program does not modify the Ceding Company’s responsibility to obtain the necessary proof(s) of death to determine its liability under the terms of the underlying policies, and the Ceding Company represents it is not making any changes to the documents it currently obtains for such purpose.

The Reinsurer reserves the right to require claims documents be provided for its review, including underwriting files and other documents connected with the policy subject to the claim, for any claim at any time.

For each Program eligible claim, the Ceding Company will continue to provide the Reinsurer with the same claims data elements currently provided on the Ceding Company’s “Notice of Death”, “Reimbursement Request” or TAI forms. These include, but are not limited to, name of the deceased, policy number, issue date, policy duration, face amount, Reinsured Net Amount at Risk for YRT Agreements, Reinsurance Death Benefit for Coinsurance Agreements, post-mortem interest, date of birth, date of loss, cause of loss and location of loss.

Thrivent Financial for Lutherans Claims Document Reduction Program

Reinsurer will have the right to audit, remotely or at the Ceding Company’s office, the Ceding Company’s claims paying practices and procedures, including those practices and procedures applicable to claims eligible for the Program. If, in the Reinsurer’s sole judgement, it determines that the Ceding Company’s claims paying practices and procedures have materially changed from those applied at the inception of the Program, or materially differ from generally accepted industry claims practices, then the Reinsurer may immediately terminate the Program or, at the Reinsurer’s option, may modify the parameters of the Program in a manner that is mutually agreeable to both parties.

All claims eligible for the Program remain subject to the claims related provisions of the Agreements except as specifically modified above. All claims not eligible for the Program remain subject to all claims related provisions of the Agreements without modification.

All provisions of the Agreements not specifically modified herein remain unchanged.

A signature on this Amendment transmitted electronically shall have the same force and effect as an original signature.

IN WITNESS WHEREOF, both parties have executed this Amendment as follows:

THRIVENT FINANCIAL FOR LUTHERANS		RGA REINSURANCE COMPANY

By:	/s/ Caleb A. Bousu	By:
(Signature)		(Signature)
Title:	SVP, Chief Actuary	Title:	Vice President
Date:	December 3, 2024	Date:	November 17, 2024
Location:	Minneapolis, Minnesota	Location:	Chesterfield, Missouri

Thrivent Financial for Lutherans Claims Document Reduction Program

AGREEMENT EXHIBIT

Reinsurer’s Agreement Number	Ceding Company’s Agreement Number	Agreement Effective Date	Description of Agreement	Reinsurer’s Amendment Number

15852-00-00		November 11, 2017	Automatic and Facultative YRT Reinsurance Agreement	15852-00-06

12691-00-00		August 1, 2011	Automatic and Facultative Coinsurance Reinsurance Agreement	12691-00-12

9443-00-00		April 1, 2004	Automatic and Facultative Coinsurance Reinsurance Agreement	9443-00-09

9197-00-00	T00727	January 1, 1987	Facultative YRT Reinsurance Agreement	9197-00-11

9194-00-00	T00058	October 1, 1982	Facultative Coinsurance Reinsurance Agreement	9194-00-10

9188-00-00	T00011	June 15, 1980	Facultative YRT Reinsurance Agreement	9188-00-21

9187-00-00	T00059	January 1, 1983	Facultative YRT Reinsurance Agreement	9187-00-11

9186-00-00	T00714	May 1, 2000	Facultative YRT Reinsurance Agreement	9186-00-07

9185-00-00	T00012	September 1, 1982	Facultative Coinsurance Reinsurance Agreement	9185-00-15

9184-00-00	T00694	February 1, 2000	Facultative YRT Reinsurance Agreement	9184-00-07

9127-00-00	T00961	January 1, 2003	Automatic and Facultative Coinsurance Reinsurance Agreement	9127-00-12

3453-00-00	375-1	March 1, 1993	Facultative YRT Reinsurance Agreement	3453-00-18

Thrivent Financial for Lutherans Claims Document Reduction Program